Exhibit 3.2

BY-LAWS OF INTEGRATED CIRCUIT SYSTEMS, INC.

a Pennsylvania corporation

(As amended and restated on December 27, 2004)

ARTICLE I - OFFICES

Section 1. Registered Office. The registered office of Integrated Circuit Systems, Inc. (the “Corporation”) in the Commonwealth of Pennsylvania shall be located at 2435 Boulevard of the Generals, City of Valley Forge, County of Montgomery, Commonwealth of Pennsylvania. The name of the Corporation’s registered agent at such address shall be Hock E. Tan. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the Corporation or at such other time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting. At the annual meeting, stockholders shall elect directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Articles of Incorporation.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the Commonwealth of Pennsylvania, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Business Corporation Law of the Commonwealth of Pennsylvania or by the Amended and Restated Articles of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the Amended and Restated Articles of

Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the Business Corporation Law of the Commonwealth of Pennsylvania, the Amended and Restated Articles of Incorporation of the Corporation or any amendments thereto or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who shall have complied with the notice procedures set forth in Section 5 of ARTICLE III hereof, who was a stockholder of record at the time of giving of such notice and who is entitled to vote generally at the meeting.

Section 12. Consent of Stockholders in Lieu of Meeting. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting and must take any actions at a duly called annual or special meeting of stockholders, and the power of stockholders to consent in writing without a meeting is specifically denied.

ARTICLE III - Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Amended and Restated Articles of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Pennsylvania, the Amended and Restated Articles of Incorporation and these By-laws.

Section 2. Number, Election and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office. When Directors are to be elected at a meeting of stockholders, the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more Directors pursuant to the provisions of the Amended and Restated Articles of Incorporation of the Corporation (including, but not limited to, for purposes of these By-laws, pursuant to any duly authorized certificate of designation), such Directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such Directors. Matters relating to the classification of the Board of Directors shall be governed by the Amended and Restated Articles of Incorporation.

Section 3. Removal and Resignation. No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of the Amended and Restated Articles of Incorporation (it being understood that any references to the Amended and Restated Articles of Incorporation shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.

Section 4. Vacancies. Vacancies occurring on the Board of Directors for any reason, including vacancies resulting from an increase in the number of directors, may be filled by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next election of Directors of the class for which such person has been elected as a Director and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 5. Nominations and Notice for Nominations and Proposals.

(A) Nominations. Only persons who are either nominated in accordance with the procedures set forth in this Section 5 or elected pursuant to the provisions of Section 4 of ARTICLE III hereof shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 5, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth below in this Section 5.

(1) Notice of Annual Meetings.

(a) Time and Delivery. For nominations by a stockholder of persons for election as Directors at an annual meeting of stockholders pursuant to clause (ii) of paragraph (A) of this Section 5 and proposals by a stockholder for any other business to be properly brought before an annual meeting of stockholders pursuant to Section 11 of ARTICLE II hereof, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation (or, with respect to nominations, if there is a Nominating Committee of the Board of Directors, then the notice may instead be provided to that committee c/o of the secretary of the Corporation). To be timely, a stockholder’s notice must be delivered by courier, personal delivery or mailed and must be received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public announcement of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 5(A)(i)(a) to the contrary, in the event that the number of Directors to be elected at an annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors on or before the date which is 10 days before the latest date by which a stockholder may timely notify the Corporation of nominations or other business to be brought by a stockholder in accordance with this Section 5(A)(i)(a), a stockholder’s notice required by this Section 5(A)(i)(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the Corporation (or the Nominating Committee, if any) not later than the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Content. A stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination; and (3) a description of all relationships between the proposed nominee and any of the Corporation’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Corporation.

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name, address and telephone number of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (3) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting, and (4) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the Corporation’s next annual meeting of stockholders. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares verifying the holdings of the beneficial owner and indicating the length of time the shares have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares have been held.

If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

(2) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election as Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this clause (A)(2) of Section 5, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this clause (A)(2) of Section 5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by clause (A)(1)(a) of this Section 5 shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or a public announcement of the meeting was made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(B) General.

(1) Procedural Compliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to be elected as Directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation of the Corporation or these By-laws, the Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective proposal or nomination shall be disregarded.

(2) Public Announcement. For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3) Non-Exclusivity. If the Corporation is required under Rule 14a-8 under the Exchange Act to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this Section 5 with respect to such proposal. Nothing in this Section 5 shall be deemed to affect any rights of the holders of any series of preferred stock or the Corporation to elect directors.

Section 6. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the president (if the president is a Director) or, upon the written request of at least a majority of the Directors then in office, the secretary of the Corporation on at least 24 hours notice to each Director, either personally, by telephone, by mail or by telecopy.

Section 8. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Amended and Restated Articles of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 10. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 11. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 12. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 13. Action by Written Consent. Unless otherwise restricted by the Amended and Restated Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation; provided however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors.

Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws.

Section 7. Vice-Chairman of the Board. Whenever the chairman of the board is unable to serve, by reason of sickness, absence, or otherwise, the vice-chairman shall have the powers and perform the duties of the chairman of the board. The vice-chairman shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the board of directors or these By-laws.

Section 8. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 9. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.

Section 10. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the Board of Directors may from time to time prescribe.

Section 11. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or By-law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or secretary may, from time to time, prescribe.

Section 12. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

ARTICLE V - CERTIFICATES OF STOCK

Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the chief executive officer or the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VI - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the Business Corporation Law of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article VI or advance of expenses under Section 5 of this Article VI shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law of the Commonwealth of Pennsylvania for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Business Corporation Law of the Commonwealth of Pennsylvania, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.

Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article VI in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 7. Contract Rights. The provisions of this Article VI shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Business Corporation Law of the Commonwealth of Pennsylvania or other applicable law are in effect, and any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. Merger or Consolidation. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII - GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Amended and Restated Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Pennsylvania.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the Commonwealth of Pennsylvania, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Amended and Restated Articles of Incorporation, the Business Corporation Law of the Commonwealth of Pennsylvania or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII - AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, 4 and 5 of ARTICLE III and this ARTICLE VIII of these By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation’s outstanding capital stock (other than the Bain Group).

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